UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2010

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 16, 2010, Career Education Corporation (the “Registrant”) issued a press release commenting on the August 13, 2010 release of U.S. Department of Education (ED) student loan repayment rates for institutions that receive federal loans under Title IV of the Higher Education Act. The information provided on August 13, 2010 relates to the proposed rule changes by ED seeking to define “gainful employment.”

The Registrant is currently analyzing the data released by ED regarding the company’s institutions. The Registrant intends to work with ED to gain further clarity on its methodology and, where possible, obtain access to additional information. The “gainful employment” rule, as currently proposed, requires repayment rate information and salary information at a program level to determine eligibility to provide Title IV loans. Program-level repayment rates and salary information have not been made available at this time.

As the Registrant has previously communicated publicly, the information provided on August 13, 2010 combined with analysis from limited data related to the other parts of the proposed “gainful employment” test indicates directionally that the Registrant’s Culinary and Art and Design segments would be more impacted than the Health and University segments. The Registrant will continue to assess the information available during the coming weeks and will submit comments on the proposed “gainful employment” rule within the defined comment period.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press release of Registrant dated August 16, 2010, commenting on the August 13, 2010 release of U.S. Department of Education student loan repayment rates for institutions that receive federal loans under Title IV of the Higher Education Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President and Chief Financial Officer

Dated: August 16, 2010

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of Registrant dated August 16, 2010, commenting on the August 13, 2010 release of U.S. Department of Education student loan repayment rates for institutions that receive federal loans under Title IV of the Higher Education Act.

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